Exhibit 99.1

NEWS RELEASE

Marvell® Technology Group Ltd. Reports
Record Third Quarter Fiscal 2004 Results

Sunnyvale, CA. (November 19, 2003) – Marvell® Technology Group Ltd. (NASDAQ: MRVL), the technology leader in the development of extreme broadband communications and storage solutions, today reported financial results for its third fiscal quarter ended November 1, 2003.

Net revenue for the third quarter of fiscal 2004 was a record $215.3 million, an increase of 58% over net revenue of $135.9 million for the third quarter of fiscal 2003 and a 12% sequential increase from net revenue of $192.9 million for the second quarter of fiscal 2004. Net income under generally accepted accounting principles (GAAP) was $12.0 million, or $0.08 per share (diluted), for the third quarter of fiscal 2004, compared with net loss under GAAP of $7.7 million, or $0.06 per share (diluted), for the third quarter of fiscal 2003.

Net revenue for the nine months ended November 1, 2003 was $576.5 million, an increase of 63% over net revenue of $354.4 million for nine months ended November 2, 2002. Net income under GAAP was $25.7 million, or $0.19 per share (diluted), for the nine months ended November 1, 2003, compared with net loss under GAAP of $47.9 million, or $0.40 per share (diluted), for the nine months ended November 2, 2002.

Marvell reports net income (loss) and basic and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis, referred to as pro forma. Pro forma net income, where applicable, excludes the effect of acquisition-related expenses, amortization of stock-based compensation and charges related to facilities consolidation. Pro forma net income was $35.1 million, or $0.25 per share (diluted), for the third quarter of fiscal 2004, compared with pro forma net income of $17.6 million, or $0.14 per share (diluted), for the third quarter of fiscal 2003. Shares used in computing pro forma net income per share for the third quarter of fiscal 2004 increased to 142.4 million, compared with 127.6 million for the third quarter of fiscal 2003.

Pro forma net income was $89.6 million, or $0.66 per share (diluted), for the nine months ended November 1, 2003, compared with pro forma net income of $42.3 million, or $0.33 per share (diluted), for the nine months ended November 2, 2002. Shares used in computing pro forma net income per share for the nine months ended November 1, 2003 were 136.3 million, compared to 129.9 million for the nine months ended November 2, 2002. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP. A reconciliation of GAAP net income (loss) to pro forma net income is included in the financial statements portion of this release as well as on our website in the Investors section at www.marvell.com.

Marvell’s management believes the non-GAAP information is useful because it can enhance the understanding of the Company’s ongoing economic performance and Marvell therefore uses pro forma reporting internally to evaluate and manage the Company’s operations. Marvell has chosen to provide this information to investors to enable them to perform comparisons of operating results in a manner similar to how the Company analyzes its operating results.

“Q3 was another very strong quarter for Marvell,” stated Dr. Sehat Sutardja, Marvell’s President and CEO. “Our continued growth is being fueled by our market share gains in the data storage market and our leadership position in driving the adoption of gigabit Ethernet. During the quarter we continued to improve our profitability and strengthen our balance sheet.”

Marvell will be conducting a conference call today at 1:45 p.m. PT to discuss its third quarter fiscal 2004 financial results. To listen to the conference call, investors can dial (706) 679-0800 approximately ten minutes prior to the initiation of the teleconference and refer to conference code 3757158. Replay of the conference call will be available until November 26, 2003 at midnight by calling (706) 645-9291. The conference call will also be available via the web at www.marvell.com until November 19, 2004.

About Marvell
Marvell (NASDAQ: MRVL) is the leading global semiconductor provider of complete broadband communications and storage solutions. The Company’s diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking. As used in this release, the terms “Company” and “Marvell” refer to Marvell Technology Group Ltd. and its subsidiaries, including Marvell Semiconductor, Inc. (MSI), Marvell Asia Pte Ltd. (MAPL), Marvell Japan K.K., Marvell Taiwan Ltd., Marvell International Ltd. (MIL), Marvell U.K. Limited, Marvell Semiconductor Israel Ltd. (MSIL), RADLAN Computer Communications Ltd., and SysKonnect GmbH. MSI is headquartered in Sunnyvale, Calif., and designs, develops and markets products on behalf of MIL and MAPL. MSI may be contacted at (408) 222-2500 or at www.marvell.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:
This release contains forward-looking statements based on projections and assumptions about our products and our markets. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations identify forward-looking statements. These statements include those relating to our continued growth being fueled by market share gains in the data storage market and leadership position in driving the adoption of gigabit Ethernet. Statements that refer to, or are based on projections, uncertain events or assumptions also identify forward-looking statements. These statements are not guarantees of results and are subject to risks and uncertainties. Some risks and uncertainties that may adversely impact the statements in this release include, but are not limited to, the timing, cost and successful completion of development and volume production, end-customer qualification and adoption, and the timing, pricing, rescheduling, or cancellation of orders. For other factors that could cause Marvell’s results to vary from expectations, please see the sections titled “Additional Factors That May Affect Future Results” in Marvell’s annual report on Form 10-K for the fiscal year ended February 1, 2003 and Marvell’s subsequent reports on Form 10-Q. We undertake no obligation to revise or update publicly any forward-looking statements.

Marvell® and the Marvell logo are trademarks of Marvell. All other trademarks are the property of their respective owners.

Marvell Technology Group Ltd.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended

	November 1,	November 2,	November 1,	November 2,
	2003	2002	2003	2002

Net revenue	$215,331	$135,944	$576,468	$354,438
Cost of goods sold	100,837	62,925	265,894	162,738

Gross profit	114,494	73,019	310,574	191,700
Operating expenses:
Research and development	55,147	38,817	154,038	103,025
Selling and marketing	15,738	12,298	45,984	35,631
General and administrative	5,420	3,582	13,351	10,747
Amortization of stock-based compensation	1,528	2,187	3,206	6,661
Amortization of acquired intangible assets and other	21,641	21,323	60,649	63,969
Facilities consolidation charge	—	1,763	—	19,562

Total operating expenses	99,474	79,970	277,228	239,595

Operating income (loss)	15,020	(6,951)	33,346	(47,895)
Interest and other income, net	1,726	1,670	4,606	5,715

Income (loss) before income taxes	16,746	(5,281)	37,952	(42,180)
Provision for income taxes	4,790	2,399	12,217	5,760

Net income(loss)	$11,956	$(7,680)	$25,735	$(47,940)

Basic net income (loss) per share	$0.09	$(0.06)	$0.21	$(0.40)

Diluted net income (loss) per share	$0.08	$(0.06)	$0.19	$(0.40)

Weighted average shares—basic	127,456	119,577	124,153	118,851

Weighted average shares—diluted	142,417	119,577	136,265	118,851

Marvell Technology Group Ltd.
Pro Forma Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended

	November 1,	November 2,	November 1,	November 2,
	2003	2002	2003	2002

Net revenue	$215,331	$135,944	$576,468	$354,438
Cost of goods sold	100,837	62,925	265,894	162,738

Gross profit	114,494	73,019	310,574	191,700
Operating expenses:
Research and development	55,147	38,817	154,038	103,025
Selling and marketing	15,738	12,298	45,984	35,631
General and administrative	5,420	3,582	13,351	10,747

Total operating expenses	76,305	54,697	213,373	149,403

Operating income	38,189	18,322	97,201	42,297
Interest and other income, net	1,726	1,670	4,606	5,715

Income before income taxes	39,915	19,992	101,807	48,012
Provision for income taxes	4,790	2,399	12,217	5,760

Pro forma net income	$35,125	$17,593	$89,590	$42,252

Basic pro forma net income per share	$0.28	$0.15	$0.72	$0.36

Diluted pro forma net income per share	$0.25	$0.14	$0.66	$0.33

Weighted average shares — basic	127,456	119,577	124,153	118,851

Weighted average shares — diluted	142,417	127,589	136,265	129,891

Reconciliation of GAAP net income (loss) to pro forma net income:
GAAP net income (loss)	$11,956	$(7,680)	$25,735	$(47,940)
Amortization of stock-based compensation	1,528	2,187	3,206	6,661
Amortization of acquired intangible assets and other	21,641	21,323	60,649	63,969
Facilities consolidation charge	—	1,763	—	19,562

Pro forma net income	$35,125	$17,593	$89,590	$42,252

The above pro forma statements of operations are for informational purposes only and are provided for understanding our operating results. The pro forma statements of operations have not been prepared in accordance with GAAP, should not be considered a substitute for our historical financial information prepared in accordance with GAAP and may be different from pro forma measures used by other companies. The pro forma income has been derived by adjusting the net income (loss) under generally accepted accounting principles for the impact of non cash stock-based compensation charges, non-cash charges associated with purchase accounting and charges for facilities consolidation.

Marvell Technology Group Ltd.
Consolidated Balance Sheets
(Unaudited)
(In thousands)

	November 1,	February 1,
	2003	2003

Assets
Current assets:
Cash and cash equivalents	$245,063	$125,316
Short-term investments	155,245	139,912
Accounts receivable, net	119,855	86,175
Inventory, net	76,959	39,712
Prepaid expenses and other current assets	17,581	19,979

Total current assets	614,703	411,094
Property and equipment, net	81,298	69,246
Goodwill and acquired intangible assets	1,616,391	1,570,643
Other noncurrent assets	38,789	49,313

Total assets	$2,351,181	$2,100,296

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$88,459	$47,672
Accrued liabilities	37,963	26,955
Income taxes payable	10,685	2,247
Deferred income	18,617	12,481
Current portion of capital lease obligations	9,063	5,019

Total current liabilities	164,787	94,374
Capital lease obligations	14,636	13,755
Other long-term liabilities	40,519	42,029

Total liabilities	219,942	150,158

Shareholders’ equity:
Common stock	260	243
Additional paid-in capital	2,832,463	2,674,095
Deferred stock-based compensation	(7,632)	(5,899)
Accumulated other comprehensive income	702	1,988
Accumulated deficit	(694,554)	(720,289)

Total shareholders’ equity	2,131,239	1,950,138

Total liabilities and shareholders’ equity	$2,351,181	$2,100,296